As filed with the Securities and Exchange Commission on July 20, 2000

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        MARSH & McLENNAN COMPANIES, INC.
                 (Exact Name of Registrant as Specified in Its Charter)

                           Delaware                              36-2668272
                  (State or Other Jurisdiction of             (I.R.S. Employer
                  Incorporation or Organization)             Identification No.)

                           1166 Avenue of the Americas
                          New York, New York 10036-2774
                                 (212) 345-5000

      (Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Registrant's Principal Executive Offices)

                           Marsh & McLennan Companies
                  2000 Employee Incentive and Stock Award Plan

                            (Full Title of the Plan)

                            Gregory F. Van Gundy, Esq.
                        Marsh & McLennan Companies, Inc.
                           1166 Avenue of the Americas
                          New York, New York 10036-2774
                                 (212) 345-5000

             (Name, Address, Including Zip code, and Telephone Number,
                      Including Area Code, of Agent for Service)



         CALCULATION OF REGISTRATION FEE

                                                           Proposed
                                                           Maximum         Proposed
                                         Amount            Offering Price  Maximum
Title of Securities                      to be             Per Share(2)    Aggregate           Amount of
to be Registered                         Registered(1)                     Offering Price(2)   Registration Fee
---------------------------------------- ----------------- --------------- ------------------- -------------------
---------------------------------------- ----------------- --------------- ------------------- -------------------
Common Stock, $1.00 par value, of        40,000,000        $109.3125       $4,372,500,000      $1,154,340
Marsh & McLennan Companies, Inc.,
including the Preferred Stock Purchase
Rights attached thereto(3)

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall include (i ) such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the Marsh & McLennan Companies 2000 Employee Incentive and Stock Award Plan (the "Plan") and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated for the sole purpose of computing the registration fee. Calculated pursuant to Rule 457(c) based on the average of the high and low prices on the New York Stock Exchange on July 19, 2000.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the registrant's rights agreement, dated as of September 18, 1997, as amended on January 20, 2000. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to shares of Common Stock previously registered under the registrant's registration statement on Form S-8 (File No. 333-35739) for which a registration fee was previously paid.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by Marsh & McLennan Companies, Inc. (the "Company") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (including pages 33 through 63 of the Company's 1999 Annual Report to Stockholders);

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3) The Company's Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description; and

         (4) The Company's Registration Statement on Form 8-A/A Amendment No. 1, dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the Common Stock, including any further amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities being offered under the Marsh & McLennan Companies 2000 Employee Incentive and Stock Award Plan (the "Plan") has been passed upon by Gregory Van Gundy, General Counsel of the Company.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Article SIXTH of the Company's Restated Certificate of Incorporation and Article Sixth of the Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by the DGCL.

         The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. The Company or its subsidiaries have also agreed to indemnify certain directors and officers against loss from claims made against such persons in connection with the performance of their duties under certain employment and other agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number                            Description

5.1 Opinion of Gregory F. Van Gundy with respect to the legality of the securities being registered

23.1                       Consent of Deloitte & Touche LLP

24.1 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999)

24.2 Powers of Attorney of certain directors of the Company (Messrs. Cabiallavetta and Davis)

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Marsh & McLennan Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of July, 2000.

                                 MARSH & McLENNAN COMPANIES, INC.



                                 By: /s/Jeffrey W. Greenberg
                               --------------------------------------------
                                    Jeffrey W. Greenberg
                                    Chairman of the Board and
                                    Chief Executive Officer



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 20th day of July, 2000.


/s/Jeffrey W. Greenberg                        Director, Chairman of the Board
-----------------------------------            and Chief Executive Officer
Jeffrey W. Greenberg                           (Principal Executive Officer)

/s/Sandra S. Wijnberg                          Senior Vice President and
-----------------------------------            Chief Financial Officer
Sandra S. Wijnberg                             (Principal Financial Officer)

/s/Robert J. Rapport                           Vice President and Controller
-----------------------------------            (Chief Accounting Officer)
Robert J. Rapport

      *                                        Director
-----------------------------------
Lewis W. Bernard

      *                                        Director
-----------------------------------
Frank J. Borelli

      *                                        Director
-----------------------------------
Mathis Cabiallavetta

      *                                        Director
-----------------------------------
Peter Coster

      *                                        Director
-----------------------------------
Charles A. Davis

      *                                        Director
-----------------------------------
Robert F. Erburu

      *                                        Director
-----------------------------------
Ray J. Groves

      *                                        Director
-----------------------------------
Stephen R. Hardis

      *                                        Director
-----------------------------------
Gwendolyn S. King

      *                                        Director
-----------------------------------
The Rt. Hon. Lord Lang of Monkton

      *                                        Director
-----------------------------------
Lawrence J. Lasser

      *                                        Director
-----------------------------------
David A. Olsen

      *                                        Director
-----------------------------------
John D. Ong

      *                                        Director
-----------------------------------
Adele Simmons

      *                                        Director
-----------------------------------
John T. Sinnott

     *                                         Director
-----------------------------------
A.J.C. Smith



*By: /s/Gregory F. Van Gundy
     ------------------------
       Gregory F. Van Gundy
        Attorney-in-fact

(signatures continued from previous page)

                                  EXHIBIT INDEX

Exhibit Number                            Description of Exhibits

5.1 Opinion of Gregory F. Van Gundy with respect to the legality of the securities being registered


23.1                       Consent of Deloitte & Touche LLP

24.1 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999)

24.2 Powers of Attorney of certain directors of the Company (Messrs. Cabiallavetta and Davis)